UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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HABERSHAM BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD SATURDAY, APRIL 29, 2006
HABERSHAM BANCORP
PROXY STATEMENT
INTRODUCTION
OWNERSHIP OF STOCK
PROPOSAL 1: ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
AUDIT COMMITTEE MATTERS
CERTAIN TRANSACTIONS
DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS

HABERSHAM BANCORP
282 Historic Highway 441 North
P.O. Box 1980
Cornelia, Georgia 30531
(706) 778-1000
NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD SATURDAY, APRIL 29, 2006.
To the Shareholders of Habersham Bancorp:
     The annual meeting of shareholders of Habersham Bancorp (the “Company”) will be held on Saturday, April 29, 2006, at 1:00 p.m., in the Central Office of Habersham Bank at 282 Historic Highway 441 North, Cornelia, Georgia, for the following purposes:
(1)	To elect directors.

(2)	To transact any other business that may properly come before the meeting or any adjournment.
     March 15, 2006 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting.
     Please mark, date, sign and return the enclosed form of proxy as soon as possible. If you attend the meeting and wish to vote your shares in person, you may do so at any time before the vote takes place.

By Order of the Board of Directors,

David D. Stovall President and Chief Executive Officer
March 31, 2006

HABERSHAM BANCORP
282 Historic Highway 441 North
P.O. Box 1980
Cornelia, Georgia 30531
PROXY STATEMENT

INTRODUCTION
Time and Place of the Meeting
     The Company’s Board of Directors is furnishing this Proxy Statement to solicit proxies for use at the annual meeting of shareholders to be held on Saturday, April 29, 2006, at 1:00 p.m., in the Central Office of Habersham Bank (the “Bank”) at 282 Historic Highway 441 North, Cornelia, Georgia, and at any adjournment of the meeting.
Procedures for Voting by Proxy
     If you properly sign, return and do not revoke your proxy, the persons named as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the nominated directors and in accordance with the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. You can revoke your proxy by delivering to Edward D. Ariail at the Company’s Central Office either a written revocation of your proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.
Record Date and Mailing Date
     The close of business on March 15, 2006 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this Proxy Statement and accompanying proxy card to shareholders on or about March 19, 2005.
Number of Shares Outstanding
     As of the close of business on the record date, the Company had 10,000,000 shares of common stock, $1.00 par value, authorized, of which 2,230,240 shares were issued and outstanding. Each such share is entitled to one vote on matters to be presented at the meeting.
Requirements for Shareholder Approval
     A quorum will be present if a majority of the votes entitled to be cast are present in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. To be elected, a director must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more directors, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee.

     Approval of any other matter properly presented for shareholder approval requires that the number of shares voted in favor of the proposal exceed the number of shares voted against the proposal, provided a quorum is present. We know of no other matters that may be brought before the meeting. If, however, any matter (other than the election of directors or a matter incident to the election of directors) of which we do not have reasonable prior notice properly comes before the meeting, the persons appointed as proxies will vote on the matter in accordance with their best judgment.
     Only votes actually cast will count in determining whether the shareholders have approved a proposal. Abstentions and broker “non-votes” resulting from a broker’s inability to vote a client’s shares on non-discretionary matters will not affect the outcome of the election of directors or, to our knowledge, any other proposals that may be brought before the meeting.
Expenses and Solicitation of Proxies
     The Company will pay the expenses of soliciting proxies for the 2006 Annual Meeting of Shareholders. The Company has retained Investor Com, Inc. to assist in the solicitation of proxies for a fee of approximately $6,000. In addition, certain directors, officers and regular employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview. They will receive no compensation in addition to their regular salaries for these activities. The Company will direct brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the common stock that these institutions hold of record, and, upon request, will reimburse them for their reasonable out-of-pocket expenses.
OWNERSHIP OF STOCK
Principal Shareholders
     On March 15, 2006, the Company had 480 shareholders of record. The following table lists the persons who, to our best knowledge, beneficially owned 5% or more of the Company’s outstanding shares of common stock as of that date. According to rules adopted by the Securities and Exchange Commission, a “beneficial owner” of securities has or shares the power to vote the securities or to direct their investment. Unless otherwise indicated, each person is the record owner of, and has sole voting and investment power with respect to, his or her shares. The number of issued and outstanding shares used to calculate the percentage of total ownership for a given individual or group includes any shares covered by the option(s) issued to that individual or group.

Name and Address	Amount and Nature of
of Beneficial Owner	Beneficial Ownership		Percent of Class
John Robert Arrendale	170,072		5.8%
200 Hillcrest Heights Cornelia, Georgia 30531

Thomas A. Arrendale, III	1,010,160	(1)(2)	34.3%
P. O. Box 558 Baldwin, Georgia 30511

Cyndae Arrendale Bussey	515,776	(1)	17.6%
P. O. Box 558 Baldwin, Georgia 30511

David D. Stovall	199,344	(3)	6.6%
P. O. Box 1980 Highway 441 North Cornelia, Georgia 30531

Matthew Byrnes and	219,000	(4)	7.5%
Felicia Gelman 788 Third Avenue, 5th Floor New York, New York 10017
Footnotes

(1)	Includes 400,000 shares owned by the Arrendale Undiversified Family Limited Partnership and 85,000 shares owned by the Thomas A. Arrendale, Jr. Family Limited Partnership. As general partners of each limited partnership, Thomas A. Arrendale, III and Cyndae Arrendale Bussey share voting and dispositive authority with respect to the shares owned by each partnership.

(2)	Includes 11,250 shares subject to exercisable options.

(3)	Includes 101,487 shares owned of record by Mr. Stovall jointly with his wife, 8,334 shares owned of record by Mr. Stovall jointly with his daughter, and 78,000 shares subject to exercisable options. Excludes 9,975 shares (as of the latest available valuation of December 31, 2005) held in Mr. Stovall’s account in the Company’s 401(k) Savings Investment Plan Trust (the “Savings Plan”), as to which Mr. Stovall has no voting or investment power.

(4)	Based on a Schedule 13G submitted by the parties named below on February 16, 2006, Mr. Byrnes and Ms. Gelman are co-managing members of SuNOVA Holdings, LLC, the general partner of SuNOVA Partners, L.P. and SuNOVA Long-Term Opportunity Fund, and of SuNOVA, LLC, the general partner of SuNOVA Capital, LP. SuNOVA Capital, LP is the investment manager to SuNOVA Offshore, Ltd. The number and percentage of our shares beneficially owned by each of these entities is listed below. In each case, voting and dispositive authority is shared.

SuNOVA Holdings, LLC:	92,620(3.2%)
SuNOVA Partners, L.P.:	70,420(2.4%)
SuNOVA Long-Term Opportunity Fund:	22,200(0.8%)
SuNOVA LLC:	126,380(4.4%)
SuNOVA Capital, LP:	126,380(4.4%)
SuNOVA Offshore, Ltd.:	126,380(4.4%)
Stock Owned by Management
     The following table lists the number and percentage ownership of shares of common stock beneficially owned by each director and director nominee, each executive officer named in the Summary Compensation Table contained elsewhere in this Proxy Statement and all directors and executive officers as a group as of March 15, 2006. Unless otherwise indicated, each person is the record owner of, and has sole voting and investment power with respect to, his shares. The number of issued and outstanding shares used to calculate the percentage of total ownership includes any shares covered by the option(s) issued to the individual or to members of the group, as applicable, identified in the table.

	Number of Shares		Percentage
Name	Beneficially Owned		of Total
Directors and Director Nominees:

Edward D. Ariail(1)	87,853	(2)	3.0%
Thomas A. Arrendale, III	1,010,160	(3)(4)	34.3%
Ben F. Cheek, III	0		0.0%
Michael C. Martin	34,514	(3)(5)	1.2%
Michael L. Owen	5,074	(6)	*
James A. Stapleton, Jr.	17,950	(3)(7)	*
David D. Stovall(1)	199,344	(8)	6.6%
Calvin R. Wilbanks	31,717	(3)(9)	*

Named Executive Officers who are not Directors:

Bonnie C. Bowling	45,617	(10)	1.5%
Wendell L. Couch	10,601	(11)	*

All Directors, Director Nominees and Current Executive Officers as a Group (13 persons)	1,495,455	(12)	46.8%

Footnotes

(*)	Indicates less than 1%.

(1)	Messrs. Ariail and Stovall are also executive officers of the Company.

(2)	Includes 25,525 shares owned of record by Mr. Ariail jointly with his wife, 350 shares owned of record by Mr. Ariail jointly with his wife and daughters and 43,000 shares subject to exercisable options. Excludes 7,065 shares (as of the latest available valuation of December 31, 2005) held in Mr. Ariail’s account in the Savings Plan, as to which Mr. Ariail has no voting or investment power.

(3)	Includes 11,250 shares subject to exercisable options.

(4)	Includes 400,000 shares owned by the Arrendale Undiversified Family Limited Partnership and 85,000 shares owned by the Thomas A. Arrendale, Jr. Family Limited Partnership. As general partners of each limited partnership, Thomas A. Arrendale, III and Cyndae Arrendale Bussey share voting and dispositive authority with respect to the shares owned by each partnership.

(5)	Includes 591 shares owned of record by Mr. Martin jointly with his children.

(6)	Includes 5,000 shares subject to exercisable options and 74 shares held jointly with his wife.

(7)	Mr. Stapleton owns 450 of the indicated shares jointly with his children.

(8)	Includes 101,487 shares owned of record by Mr. Stovall jointly with his wife, 8,334 shares owned of record by Mr. Stovall jointly with his daughter, and 78,000 shares subject to exercisable options. Excludes 9,975 shares (as of the latest available valuation of December 31, 2005) held in Mr. Stovall’s account in the Savings Plan as to which Mr. Stovall has no voting or investment power.

(9)	Includes 9,542 shares held jointly with his wife and 3,825 shares held of record by his wife.

(10)	Includes 37,000 shares subject to exercisable options. Excludes 2,017 shares (as of the latest available valuation of December 31, 2005) held in Ms. Bowling’s account in the Savings Plan, as to which Ms. Bowling has no voting or investment power.

(11)	Includes 10,000 shares subject to exercisable options. Excludes 601 shares (as of the latest available valuation of December 31, 2005) held in Mr. Couch’s account in the Savings Plan, as to which Mr. Couch has no voting or investment power.

(12)	Of the indicated shares, 262,500 shares are subject to exercisable options. Excludes 20,209 shares (as of the latest available valuation of December 31, 2005) held in accounts for the benefit of the Company’s executive officers under the Savings Plan, as to which participants have no voting or investment power.

PROPOSAL 1: ELECTION OF DIRECTORS
     The Board of Directors has determined that the following directors are independent pursuant to Nasdaq Stock Market regulations: Thomas A. Arrendale, III, Ben F. Cheek, III, Michael C. Martin, James A. Stapleton, Jr., and Calvin R. Wilbanks. These independent directors, acting as a group, have nominated the persons listed below to serve as directors of the Company. Each director, if elected, will serve until the 2007 annual meeting of shareholders or until his successor is duly elected and qualified. If any nominee becomes unavailable to serve as a director, which we do not now anticipate, then the persons named as proxies will have complete discretion to vote for another duly nominated candidate.
     The following table shows, for each director, his name and age at December 31, 2005, the year he was first elected as a director, his position with the Company other than as a director and his principal occupation and other business experience for the past five years.

		Year First	Position with Company
Name	Age	Elected	Business Experience
Edward D. Ariail	47	2000	Vice President and Corporate Secretary of the Company; President of Habersham Bank since April 1996; prior thereto, Executive Vice President of Habersham Bank; and member of the Board of Directors of BancMortgage Financial Corp.

Thomas A. Arrendale, III	48	1990	Chairman of the Board of Directors of the Company; Vice President of Marketing, Fieldale Farms, Inc. (poultry processing and distribution)

Ben F. Cheek, III	69	2005	Chairman and Chief Executive Officer of 1st Franklin Financial Corporation since 1988; Chairman of Liberty Bank & Trust from 1986 to July 2005

Michael C. Martin	52	2000	Owner, Martin & Company (land surveyors)

Michael L. Owen	53	2004	President, Lusk Construction, Inc.

James A. Stapleton, Jr.	57	1990	President and General Manager, Habersham Metal Products

		Year First	Position with Company
Name	Age	Elected	Business Experience
David D. Stovall	49	1989	President and Chief Executive Officer of the Company; Vice Chairman and Chief Executive Officer of Habersham Bank; Chairman of the Board of Directors of Advantage Insurers, Inc.

Calvin R. Wilbanks	59	1990	Vice Chairman of the Board of the Company, Co-Owner, C.P. Wilbanks Lumber Company
The Board of Directors recommends that you vote FOR each of the nominees listed above.
Meetings and Committees of the Board
     The Company’s Board of Directors holds its regular meetings on the third Saturday of the first month of each quarter and otherwise as necessary. Habersham Bank’s Board of Directors meets on the third Saturday of each month. During 2005, the Company’s Board of Directors and Habersham Bank’s Board of Directors each met 12 times. Each director of the Company attended at least 75% of the meetings of the Company’s Board of Directors and of any committees of which he was a member, and each nominated director of Habersham Bank attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of which he was a member. The Company does not have a policy regarding director attendance at annual shareholders’ meetings. Except for Mr. Stapleton, all of the directors then in office attended the 2005 annual meeting of shareholders.
     The Audit Committee’s functions include (a) engaging, overseeing, retaining and compensating the independent accountants and determining the scope of their services; (b) reviewing the independence of the independent accountants; (c) pre-approving all audit and allowable non-audit services to be provided by the independent accountants; (d) determining that the Company has adequate administrative, operating and internal accounting controls and that it is operating in accordance with prescribed procedures; and (e) serving as an independent party in the review of the Company’s financial information prior to its distribution to the Company’s shareholders and the public. The members of the Audit Committee are Ben F. Cheek, III, Michael C. Martin, James A. Stapleton, Jr. and Calvin R. Wilbanks. The Audit Committee met six times during 2005.
     The Board of Directors has determined that each Audit Committee member is independent in accordance with Nasdaq Stock Market and Securities and Exchange Commission (“SEC”) regulations. None of the members of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. We believe that Mr. Cheek meets the criteria specified under applicable Securities and Exchange Commission (“SEC”) regulations for an “audit committee financial expert” and that each of the other members of the Audit Committee has the financial knowledge, business experience and independent judgment necessary for service on the Audit Committee.

     Neither the Company nor any of its subsidiaries has a standing nominating committee. The Board believes that its independent directors are sufficiently removed from management influence to fulfill the nominating function without a formal committee structure. See “Director Nominations and Shareholder Communications” for information regarding the process for director nominations.
Compensation of Directors
     Director Fees. The same individuals who served as directors of the Company in 2005 also served as directors of Habersham Bank. Except for Messrs. Owen and Martin, who each receive $500 per month for loan committee service, directors are not compensated separately for committee service. Mr. Ariail receives $1,000 per Company board meeting and $500 per Bank board meeting, while the other directors, except for the Chairman, receive $2,000 per Company board meeting and $1,000 per Bank board meeting. The Chairman receives $4,000 per Company board meeting and $2,000 per Bank board meeting. In addition, Messrs. Owen and Martin receive $500 per month for service on the Bank’s loan committee. On December 31, 2005, the directors approved a bonus of twice their normal monthly fees, payable as of December 31, 2005.
     The following table shows the total fees paid to each of our directors for their service for 2005:

			Loan
Name	Company	Bank	Committee	Bonus	Total
Mr. Arial	$12,000	$6,000	$0	$3,000	$21,000
Mr. Arrendale	48,000	24,000	0	12,000	84,000
Mr. Cheek	3,000	3,000	0	4,000	10,000
Mr. Martin	24,000	12,000	6,000	7,000	49,000
Mr. Owen	24,000	12,000	6,000	7,000	49,000
Mr. Stapleton	24,000	12,000	0	6,000	42,000
Mr. Stovall	24,000	12,000	0	6,000	42,000
Mr. Wilbanks	24,000	12,000	0	6,000	42,000
     Stock Options. Directors of the Company and the Bank who are not employees of the Company or any of its subsidiaries (Messrs. Arrendale, Martin, Owen, Stapleton and Wilbanks) are eligible for annual option grants under the Habersham Bancorp Outside Directors Stock Option Plan. On December 31, 2005, each of the directors of the Company received an option to purchase 5,000 shares of common stock at an exercise price of $22.95 per share, representing the fair market value of the common stock as of that date. The options vest in full on July 1, 2006 and expire on December 31, 2010.
     Supplemental Retirement Plan. Each of our directors except for Mr. Cheek is entitled to retirement benefits under our Directors Supplemental Retirement Plan (the “Retirement Plan”). The Retirement Plan is funded by life insurance policies owned by the Bank. Amounts earned on the policies in excess of a rate specified in the Retirement Plan will be paid to the directors upon retirement or earlier disability, but will not be paid to directors who have served in that capacity for less than five years or who are terminated for cause. The Retirement Plan also permits directors to defer up to 100% of their director fees for a maximum of five years, subject to extension in the Board’s discretion. In the event of a change of control of the Company or the Bank, directors will remain entitled to benefits under the Retirement Plan as if they had been employed by the Bank continuously until retirement age. The following table shows expenses incurred for reserves established to pay benefits due under the Retirement Plan and the year-end balance of each director’s account from which payments under the Retirement Plan would be made.

		Balance
Name	2005 Expense	At 12/31/05
Mr. Ariail	$3,228	$14,933
Mr. Arrendale	3,195	15,600
Mr. Martin	4,576	21,748
Mr. Owen	2,705	9,189
Mr. Stapleton	5,215	24,581
Mr. Stovall	3,213	15,740
Mr. Wilbanks	6,103	28,862
Compliance with Section 16(a) of the Exchange Act
     Section 16 (a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own beneficially more than 10% of the Company’s outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company’s common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based solely on a review of the copies of these reports furnished to the Company, during the fiscal year ended December 31, 2005, and except for one late filing for one outside director option grant by each of Messrs. Arrendale, Martin, Owen, Stapleton and Wilbanks, and one late filing for one employee stock option grant by each of Messrs. Ariail, Couch, Britt Henderson and Stovall and Ms. Bowling, Ward and Annette Banks, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

EXECUTIVE OFFICERS
     The Company’s executive officers are appointed by and hold office at the discretion of the Board of Directors. The following table lists for each executive officer (a) the person’s name, (b) his or her age at December 31, 2005, (c) the year he or she was first elected as an executive officer of the Company, (d) his or her position with the Company and its subsidiaries, and (e) other business experience for the past five years, if he or she has been employed by the Company or any subsidiary for less than five years.

		Year First	Position with Company;
Name	Age	Elected	Business Experience
Edward D. Ariail	47	1990	Vice President and Corporate Secretary of the Company; President of Habersham Bank since April 1996; prior thereto, Executive Vice President of Habersham Bank. Mr. Ariail is Dulcie D. Ariail’s brother-in-law.

Dulcie D. Ariail	46	2004	Vice President, Insurance Services, of the Company; President of Advantage Insurers, Inc. since November 1998; prior thereto, agent with Advantage Insurers, Inc. Ms. Ariail is Edward D. Ariail’s sister-in-law.

Annette Banks	59	1997	Vice President and Chief Financial Officer of the Company since April 1997; prior thereto, Chief Financial Officer of the Company and Vice President, Controller of Habersham Bank.

Bonnie C. Bowling	47	1997	Chief Operations Officer of the Company since January 2004; Vice President, Operations, Audit, Compliance of the Company since April 1997; from December 1994 to 1997, Process Owner of Audit/Compliance of the Company; prior thereto, Vice President of CB&T – West Georgia, Carrollton, Georgia

Wendell L. Couch	47	2004	Vice President, Mortgage Banking, of the Company since January 2004; Vice President, Mortgage Lending, of Habersham Bank since 2003; prior thereto, Vice President, BancMortgage Financial Corp.

		Year First	Position with Company;
Name	Age	Elected	Business Experience
David D. Stovall	49	1984	President and Chief Executive Officer of the Company; Vice Chairman and Chief Executive Officer of Habersham Bank; Chairman of the Board of Directors of Advantage Insurers, Inc.

Karen E. Ward	44	2004	Vice President, Human Resources of the Company and Senior Vice President, Human Resources of Habersham Bank since 2000; from 1996 to 2000, Assistant Vice President and Manager of Human Resources, NCS Mortgage Lending Company.
EXECUTIVE COMPENSATION
     The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company’s Chief Executive Officer and the other most highly compensated executive officers of the Company who earned over $100,000 in salary and bonus for 2005.
     Summary Compensation Table

		Annual		Long-Term
		Compensation (1)		Compensation (2)
				Securities Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus($)	Options/ SARs (#)	Compensation($)(3)
David D. Stovall	2005	236,929	34,247	18,000	9,853	(4)
President and Chief	2004	236,181	0	15,000	9,703	(4)
Executive Officer of the	2003	221,745	8,800	12,000	9,553	(4)
Company and Vice Chairman and Chief Executive Officer of Habersham Bank

Edward D. Ariail	2005	148,077	13,327	10,000	6,652	(4)
Vice President and Corporate	2004	141,026	8,402	8,000	6,032	(4)
Secretary of the Company	2003	139,476	8,059	8,000	6,107	(4)
and President of Habersham Bank

Bonnie C. Bowling	2005	138,047	17,825	10,000	4,976
Vice President,	2004	121,932	10,000	8,000	3,992
Operations, Audit,	2003	115,494	11,122	8,000	3,768
Compliance of the Company

		Annual		Long-Term
		Compensation (1)		Compensation (2)
				Securities Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus($)	Options/ SARs (#)	Compensation($)(3)
Wendell L. Couch	2005	200,243	0	4,000	6,000
Vice President, Mortgage	2004	171,664	0	3,000	5,150
Banking, of the Company	2003	112,957	31,716	3,000	3,389
and Vice President of Habersham Bank

Karen Ward	2005	95,490	8,603	10,000	3,285
Vice President, Human	2004	90,183	5,411	0	2,900
Resources of the Company	2003	84,371	6,500	0	2,751
and Senior Vice President, Human Resources of the Bank

(1)	We have omitted information on “perks” and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under Securities and Exchange Commission regulations.

(2)	The Company has not awarded any restricted stock or long-term incentives other than stock options. Accordingly, we have omitted columns relating to these types of awards. The terms of the 2005 option grants are included in the table captioned “Option Grants in Last Fiscal Year.” Options granted in 2004 have an exercise price of $20.60 per share and expire on December 31, 2009, while options granted in 2003 have an exercise price of $24.99 per share and expire on December 31, 2008. All options vest immediately upon grant.

(3)	Includes the following Company contributions to the indicated person’s savings plan account for the year indicated:

	2005	2004	2003
Mr. Stovall	$6,300	6,150	6,000
Mr. Ariail	5,092	4,472	4,547
Ms. Bowling	4,976	3,992	3,768
Mr. Couch	6,000	5,150	3,389
Ms. Ward	3,285	2,900	2,751

(4)	Includes $3,553 and $1,560 in premiums paid by the Company under split dollar life insurance plans for the benefit of Mr. Stovall and Mr. Ariail, respectively, in each of the years indicated. These are in addition to the retirement benefits to which they are entitled under the Supplemental Retirement Plan described under “Compensation of Directors.”
        The following table sets forth information regarding the grant of stock options to the executives named in the Summary Compensation Table during 2005. All options shown are presently exercisable.

Option Grants in Last Fiscal Year

	Number of	Percent of
	Securities	Total Options			Potential Realizable Value
	Underlying	Granted to	Exercise		At Assumed Annual Rate
	Options	Employees in	Price	Expiration	Of Stock Price Appreciation
Name	Granted	Fiscal Year	($/share)	Date	For Option Term ($)
					5%	10%
David D. Stovall	18,000	20.5	22.95	12/31/10	114,132	252,202
Edward D. Ariail	10,000	11.4	22.95	12/31/10	63,407	140,112
Bonnie C. Bowling	10,000	11.4	22.95	12/31/10	63,407	140,112
Wendell L. Couch	4,000	4.6	22.95	12/31/10	25,362	56,045
Karen Ward	10,000	11.4	22.95	12/31/10	63,407	140,112
     The following table contains information, with respect to the executives named in the Summary Compensation Table, concerning the exercise of options during 2005 and unexercised options held as of the end of 2005.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares
	Acquired				Value of Unexercised
	on	Value	Number of Unexercised		In-the-Money Options/SARs
	Exercise	Realized	Options at FY-End (#)		at FY /End ($) (1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
David D. Stovall	13,000	173,056	78,000	0	224,340	0
Edward D. Ariail	5,000	66,560	43,000	0	115,250	0
Bonnie C. Bowling	0	0	37,000	0	80,510	0
Wendell L. Couch	0	0	10,000	0	7,050	0
Karen Wood	0	0	28,000	0	47,520	0

(1)	Calculated by subtracting the exercise price from the market price of the common stock at fiscal year-end ($22.95 per share) and multiplying the resulting figure by the number of shares subject to options for which the exercise price was less than the market price of the common stock at fiscal year-end.
Compensation Committee Interlocks and Insider Participation
     The independent directors of the Company determine the compensation of the Chief Executive Officer and executive officers by majority vote. None of these persons has served as an executive officer of the Company in the past. During 2005, no executive officer of the Company served as a director or member of the Compensation Committee (or group performing equivalent functions) of any other entity of which any of the Company’s independent directors served as an executive officer.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Company does not have a Compensation Committee. Instead, the independent directors of the Company (Messrs. Arrendale, III, Cheek, Martin, Stapleton and Wilbanks) determine executive compensation by a majority vote. Each of these directors is independent under Nasdaq Stock Market standards.
     This report discusses the compensation objectives and policies applicable to our executive officers and our policy generally with respect to the compensation of all executive officers as a group for 2005 and specifically reviews the compensation established for our Chief Executive Officer during 2005.
Compensation Philosophy
     Our executive compensation program has three objectives: (1) to align the interests of the executive officers with those of our shareholders by basing a portion of an executive’s compensation on the Company’s performance, (2) to attract and retain highly talented and productive executives, and (3) to provide incentives for superior performance by our executives. To achieve these objectives, our executive compensation program consists of base salary, short-term incentives in the form of cash bonuses and long-term incentive compensation in the form of stock options. These compensation elements are in addition to the general benefit programs that are offered to all of our employees.
     In determining the amount and type of compensation to be awarded to executive officers, we study the compensation packages for executives of a peer group of the Company’s most direct publicly held competitors for executive talent, assess the competitiveness of our executive compensation program and review the Company’s financial performance for the previous year. We also gauge our success in achieving the compensation program’s objectives in the previous year and consider the Company’s overall performance objectives. Each element of our executive compensation program is discussed below.
Base Salaries
     In addition to the factors described above that support our executive compensation program generally, we evaluate subjectively the responsibilities of the specific executive position and the individual executive’s experience and knowledge in determining his or her base salary. Except in the case of Mr. Couch, whose salary includes commissions on loan production, salaries are not based upon the achievement of any predetermined performance targets.
Bonuses
     The Company’s incentive bonus program is based on predetermined bank-wide and individual performance criteria that are set in January of each year. The criteria include, but are not limited to, bank and business unit profitability, loan and deposit growth and employee development. The individual criteria vary depending on the executive’s position, while the bank-wide performance criteria are the same for all executives. Mr. Stovall does not participate in this program, as his incentive compensation is determined subjectively by the Committee as described in “—Compensation of the Chief Executive Officer.” In addition, because Mr. Couch receives loan commissions as part of his salary, he is not eligible to participate in the incentive bonus program.
Long-Term Incentive Compensation
     The long-term incentive portion of our compensation program is based upon our 2005 Stock Option Plan. We believe that placing a portion of executives’ total compensation in the form of stock options achieves three objectives. It aligns the interest of our executives directly with those of our shareholders, gives executives a significant long-term interest in the Company’s success and helps us retain key executives. In determining the number and terms of options to grant an executive, we primarily consider subjectively the executive’s past performance (or, in the case of a new executive, his or her knowledge, and experience and the degree to which we can recruit executives with similar skills) and the degree to which an incentive for long-term performance would benefit the Company. The exercise price is set at fair market value as of the date of grant and options typically vest in full on the date of grant, as we do not believe a long-term vesting schedule is necessary in order to provide an additional incentive for our executives.
Other Benefits
     We believe we must offer a competitive benefits program to attract and retain key executives. We continue to retain the split-dollar life insurance policies on Messrs. Stovall and Arrendale, which are described in Note (4) to the Summary Compensation Table, as an additional benefit to those executives. We otherwise provide the same medical and other benefits to our executive officers that are generally available to our other employees.
Compensation of the Chief Executive Officer
     We based our Chief Executive Officer’s 2005 salary, bonus and stock options on our review of the compensation packages for chief executive officers of our most direct competitors and on our subjective assessment of his experience, knowledge and abilities. We based his salary adjustments and stock option awards or other long-term incentive compensation on the same elements and measures of performance as we review in determining the compensation for our other executive officers. We determine his annual bonus subjectively, outside of the specific parameters of the incentive bonus program described above, based on our assessment of his overall effectiveness and the Company’s performance during the year for which the bonus is being considered. Aside from the incentives inherent in the grant of stock options, we do not directly tie our Chief Executive Officer’s compensation to the Company’s performance, although it is considered as a factor in our determination of his salary and bonus.

Section 162(m) of the Internal Revenue Code
     It is our responsibility to address the issues raised by Section 162(m) of the Internal Revenue Code, as amended. The revisions to Section 162(m) made certain non-performance based compensation in excess of $1,000,000 to executives of public companies non-deductible to the companies beginning in 1994. We have reviewed these issues and have determined that no portion of compensation payable to any executive officer for 2005 is non-deductible. Our 2005 Stock Option Plan limits to $100,000 the aggregate fair market value of the common stock subject to options that first become exercisable during any calendar year for any individual optionee.

Submitted by:	Thomas A. Arrendale, III
Ben F. Cheek, III
Michael C. Martin
James A. Stapleton, Jr.
Calvin R. Wilbanks
PERFORMANCE GRAPH
     The Performance Graph on the following page compares the yearly percentage change in the cumulative total shareholder return on our common stock to the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Bank Stock Index from December 31, 2000 through the last trading day of each succeeding fiscal year through December 31, 2005. The Performance Graph assumes reinvestment of dividends, where applicable.

AUDIT COMMITTEE MATTERS
Audit Committee Report
     The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by Nasdaq Stock Market standards. The Audit Committee operates under a written charter approved by the Board of Directors.
     Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2005 consolidated financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.
     Based upon the Audit Committee’s discussions of the Company’s 2005 audited consolidated financial statements with management and the independent accountants, and the Audit Committee’s review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include such audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, to be filed with the Securities and Exchange Commission.

March 31, 2006	THE AUDIT COMMITTEE

Ben F. Cheek, III
Michael C. Martin
James A. Stapleton, Jr.
Calvin R. Wilbanks
Independent Certified Public Accountants
     Porter Keadle Moore LLP, Atlanta, Georgia, acted as the Company’s principal independent certified public accountants for the year ended December 31, 2005. Representatives of Porter Keadle Moore LLP will be present at the 2006 Annual Meeting and will have the opportunity to make a statement if they desire to do so and respond to appropriate questions.

Audit Fees
     The following table sets forth the fees billed to the Company by Porter Keadle Moore LLP for 2005 and 2004.

	2005	2004
Audit fees (1)	$146,080	$118,954

Audit-related fees (2)	39,965	21,768

Tax fees (3)	10,200	10,750

All other fees (4)	2,500	0

Total fees	$198,745	$151,472

(1)	Audit fees include fees for professional services for the audit of the Company’s annual consolidated financial statements, review of the annual report on Form 10-K and limited reviews of quarterly condensed consolidated financial statements included in periodic reports on Form 10-Q filed with the SEC.

(2)	Audit related fees include fees for professional services associated with the audit of the Company’s employee benefit plan, consultations regarding the acquisition of Liberty Bank & Trust and information technology agreed-upon procedures relating to data processing services provided to another bank.

(3)	Tax fees include fees for tax services consisting primarily of tax compliance and tax consultation services.

(4)	All other fees include fees for all other services, exclusive of the fees disclosed above, rendered to the Company. These fees related to various consultations regarding tax depreciation system issues.
     The services provided by the independent accountants were pre-approved by the Audit Committee to the extent required under applicable law and in accordance with the provisions of the Committee’s charter. The Audit Committee pre-approves all audit and allowable non-audit services, but does not have a specific pre-approval policy. The Audit Committee has determined that the rendering of non-audit professional services, as identified above, is compatible with maintaining the independence of the Company’s auditors.

CERTAIN TRANSACTIONS
     Some of our directors, officers, principal shareholders and their associates were customers of, or had transactions with, the Company or its subsidiaries in the ordinary course of business during 2005. Some of our directors are directors, officers, trustees or principal securities holders of corporations or other organizations that also were customers of, or had transactions with, the Company or its subsidiaries in the ordinary course of business during 2004.
     All outstanding loans and other transactions with our directors, officers and principal shareholders were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectability or present other unfavorable features. In addition to banking and financial transactions, the Company and its subsidiaries may have had additional transactions with, or used products or services of, various organizations with which directors of the Company and its subsidiaries were associated. The amounts involved in these non-credit transactions have not been material in relation to the business of the Company, its subsidiaries or such other organizations. We expect that the Company and its subsidiaries will continue to have similar transactions in the ordinary course of business with such individuals and their associates in the future.
     Habersham Bank plans to begin construction of a new branch in Cumming, Georgia during 2006. The lowest bid in a competitive bid process for the design and construction of the new branch was submitted by Lusk Construction, Inc., of which one of our directors, Michael Owen, is President. We anticipate that the design and construction costs to be paid to Lusk Construction will total approximately $1.2 million. In view of the bidding process, we believe that these terms are no less favorable to the Company than could be obtained from an independent third party.
DIRECTOR NOMINATIONS AND SHAREHOLDER COMMUNICATIONS
General
     The Company’s Board of Directors does not have a nominating committee. Instead, the independent directors of the Company act as a group to consider and nominate director candidates. They will consider shareholder recommendations of director candidates who appear to be qualified to serve on the Company’s Board of Directors. To submit a recommendation of a director candidate, a shareholder should submit the following information in writing, addressed to the Board of Directors, in care of the Corporate Secretary, at the main office of the Company at 282 Historic Highway 441 North, P. O. Box 1980, Cornelia, Georgia 30531:
1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including appropriate biographical information.

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the shareholder making the recommendation, his or her name, address, number of shares of Company common stock beneficially owned, the dates on which the shareholder acquired his or her shares, documentary support for any claim of beneficial ownership and his or her relationship or affiliation with the nominee; and

5.	A statement as to the qualification of the nominee. Although neither the Board of Directors nor its independent directors has prescribed any minimum qualifications or standards for a director nominee, relevant factors include business experience; knowledge of the Company and the financial services industry; experience in serving as director of the Company or of another financial institution or public company generally; wisdom, integrity and ability to make independent analytical inquiries; familiarity with and participation in the communities served by the Company; and commitment to and availability for service as a director of the Company.
Shareholder Proposals
     In order for a shareholder proposal to be included in the Company’s proxy statement for its next annual meeting of shareholders, the proposal must be received at least 120 calendar days prior to the one-year anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. As a result, shareholder proposals submitted for consideration at the next Annual Meeting of Shareholders must be received by the Company no later than December 2, 2006 to be included in the 2007 proxy materials. In addition, if the Company does not have notice of a shareholder proposal for the annual meeting of shareholders at least 45 days before the one-year anniversary of the date the Company’s proxy statement was released to shareholders for the previous year’s annual meeting, proxies solicited by the Company’s management will confer discretionary authority upon management to vote upon any such matter.
Other Shareholder Communications
     Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, and delivering it to the Corporate Secretary of the Company at the address of the Company’s principal office at 282 Historic Highway 441 North, P. O. Box 1980, Cornelia, Georgia 30531. The recipient will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

HABERSHAM BANCORP
PROXY
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 29, 2006
     The undersigned shareholder of Habersham Bancorp (the “Company”) hereby appoints David D. Stovall and Edward D. Ariail as proxies with full power of substitution, acting unanimously or by either of them if only one be present and acting, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Meeting”) to be held at the Central Office of the Company, 282 Historic Highway 441 North, Cornelia, Georgia on Saturday, April 29, 2006 at 1:00 p.m. and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Meeting (the “Proxy Statement”), receipt of which is hereby acknowledged.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE LISTED IN PROPOSAL 1.

PROPOSAL 1:	To elect the nominees listed below to serve as directors of the Company for the ensuing year:

Edward D. Ariail, Thomas A. Arrendale III, Ben F. Cheek, III, Michael C. Martin, Michael L. Owen, James A. Stapleton, Jr., David D. Stovall and Calvin R. Wilbanks.

FOR all nominees listed above (except as indicated to the contrary below).	WITHHOLD AUTHORITY to vote for all nominees listed above.

INSTRUCTION:	To withhold authority for any individual nominee(s), mark “FOR” above, and write the name of the nominee(s) for whom you wish to withhold authority in the space below:

PLEASE TURN THIS PROXY FORM OVER AND SIGN IT ON THE REVERSE SIDE.

[REVERSE SIDE OF PROXY FORM]
     This proxy, when properly executed, will be voted as directed, but if no direction to the contrary is indicated, it will be voted FOR the nominees listed in Proposal 1. Discretionary authority is hereby conferred as to all other matters as to which management does not have reasonable notice prior to the meeting and that properly come before the meeting.

Dated:		, 2006

(Be sure to date your Proxy)

Name(s) of Shareholder(s)

Signature(s) of Shareholder(s)
     If stock is held in the name of more than one person, all holders should sign. Signatures must correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in name by authorized person.
     Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.
PLEASE RETURN PROXY AS SOON AS POSSIBLE